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                                                                     EXHIBIT 5.1

                                                   HUNTON & WILLIAMS LLP
                                                   RIVERFRONT PLAZA, EAST TOWER
                                                   951 EAST BYRD STREET
                                                   RICHMOND, VIRGINIA 23219-4074

                                                   TEL 804 - 788 - 8200
                                                   FAX 804 - 788 - 8218

                                                   FILE: 63058.29

August 25, 2006

Origen Residential Securities, Inc.
27777 South Franklin Road, Suite 1700
Southfield, Michigan 48034

Ladies and Gentlemen:

     We have acted as counsel to Origen Residential Securities, Inc., a Delaware corporation (the "Depositor"), in connection with the transactions (collectively, the "Transactions") contemplated by (i) that certain Underwriting Agreement, dated as of August 24, 2006 (the "Underwriting Agreement"), among the Depositor, the Seller, Origen and Citigroup Global Markets Inc., as Underwriter,
(ii) that certain Asset Purchase Agreement, dated as of August 1, 2006 (the "Sale Agreement"), by and among the Seller, the Originator and the Depositor, as purchaser, (iii) that certain Servicing Agreement, dated as of August 1, 2006 (the "Servicing Agreement"), by and among Origen, as Servicer, Origen Servicing, Inc. as Subservicer and as Administrator, Origen Manufactured Housing Contract Trust 2006-A (the "Issuer"), and JPMorgan Chase Bank, National Association, as indenture trustee (the "Indenture Trustee"), (iv) that certain Indenture, dated as of August 1, 2006 (the "Indenture"), by and between the Issuer and the Indenture Trustee relating to the Notes, (v) that certain Custodial Agreement, dated as of August 1, 2006 (the "Custodial Agreement"), by and among the Issuer, the Servicer, the Indenture Trustee and J. P. Morgan Trust Company, National Association, as custodian, (vi) that certain Trust Agreement, dated as of August 1, 2006 (the "Trust Agreement"), between the Depositor, Wilmington Trust Company, as Owner Trustee and JPMorgan Chase Bank, National Association, as Certificate Registrar and Certificate Paying Agent and (vii) that certain Insurance and Indemnity Agreement, dated August 25, 2006 (the "Insurance Agreement"), by and among Origen, the Depositor, the Seller, the Subservicer, the Indenture Trustee and Ambac Assurance Corporation (the "Note Insurer"). The Underwriting Agreement, the Sale Agreement, the Servicing Agreement, the Indenture, the Custodial Agreement, the Trust Agreement and the Insurance Agreement are referred to herein collectively as the "Agreements." Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Indenture.

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Origen Residential Securities, Inc.
August 25, 2006
Page 2


     In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Transaction Documents and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the date hereof, as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Securities and Exchange Commission (the "Commission") through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to matters of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, the representations and warranties contained in the Transaction Documents, and we have relied upon certificates and oral or written statements and other information obtained from the Depositor, the other parties to the Transaction Documents, and public officials. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Depositor in connection with the preparation and delivery of this letter.

     We have also assumed that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments are legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms. As used herein, "to our knowledge," "known to us" or words of similar import mean the actual knowledge, without independent investigation, of any lawyer in our firm actively involved in the transactions contemplated by the Underwriting Agreement.

     We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America.

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Origen Residential Securities, Inc.
August 25, 2006
Page 3


     On the basis of the foregoing and such assumptions and qualifications specified herein, we are of the opinion that:

     1. Assuming the due execution and delivery of the Indenture by all parties thereto and that the Notes have been duly issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement, the Notes are binding obligations of the Issuing Entity.

     2. The descriptions of federal income tax consequences appearing under the heading "Federal Income Tax Considerations" in the Base Prospectus and in the Prospectus Supplement accurately describe the material federal income tax consequences to holders of the Notes under existing law and subject to the qualifications and assumptions stated therein. We also hereby confirm and adopt the opinions expressly set forth under such headings under existing law and subject to the qualifications and assumptions stated in such opinions.

     We hereby consent to the filing of this letter as an exhibit to the Depositor's Registration Statement on Form S-3 (Registration No. 333-117573) (the "Registration Statement") as it relates to the Notes and to the reference to this firm under the headings "Legal Matters" and "Federal Income Tax Considerations" in the Prospectus. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

     No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Notes under the laws of any state. In addition, we disclaim any obligation to update this letter for changes in fact or law, or otherwise.

CIRCULAR 230 DISCLOSURE

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED

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Origen Residential Securities, Inc.
August 25, 2006
Page 4


SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Very truly yours,


/s/ Hunton & Williams LLP

07724/08515/09388